EXHIBIT 99

                                PRESS RELEASE

                             SEPTEMBER 11, 1996

                                PRESS RELEASE

                              SEPTEMBER 11, 1996


CONTACT - CHARLES BROADWAY, CHIEF EXECUTIVE OFFICER

FOR RELEASE - IMMEDIATELY

JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 10, 1996, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 13, 1996, to stockholders of record at close of business on September 30, 1996.

     In announcing the cash dividend, Charles Broadway, Chief Executive Officer of Jacksonville Bancorp, Inc. reported consolidated net income for the eleven months ended August 31, 1996 of $1,939,000 .

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings and Loan Association that conducts business through five branches in addition to its home office operations.

     As of August 31, 1996, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $218,982,656 , liabilities of $182,928,098 , and stockholder's equity of $36,054,558.